EXHIBIT 32.02

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of New Frontier Media, Inc., a Colorado company (the “Company”), hereby certifies that, to her knowledge on the date hereof:

(a) the Form 10-Q of the Company for the fiscal quarter ended June 30, 2007, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Karyn L. Miller
Chief Financial Officer

Dated: August 9, 2007